As filed with the Securities and Exchange Commission on August 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way Redwood City, California	94063
(Address of registrant’s principal executive offices)	Zip code

Amended and Restated 2014 Employee Stock Purchase Plan

(Full title of the plans)

Peter Soparkar

Chief Legal Officer

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, CA 94063

(650) 656-9323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Guernsey

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, CA 94111-4004

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

On June 10, 2022, Adverum’s stockholders approved the amendment and restatement of the Adverum Biotechnologies, Inc. 2014 Employee Stock Purchase Plan (“2014 ESPP”) to increase the number of shares of Common Stock reserved for issuance under the 2014 ESPP by 5,800,000 shares. Accordingly, this Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “SEC”) to register an additional 5,800,000 shares of Common Stock for future issuance under the 2014 ESPP. These additional shares of Registrant’s Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the SEC on October  14, 2014 (File No. 333-199296) and subsequent Registration Statements on Form S-8 were filed with the SEC on April 14, 2015 (File No. 333-203398), May 18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), March  23, 2018 (File No.  333-223894), March 7, 2019 (as amended by  Post-Effective Amendment No. 1 thereto filed on March  12, 2019 (File No. 333-230138)), March  12, 2020 (File No. 333-237136), and March  1, 2021 (File No. 333-253727). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the SEC and are incorporated herein by reference:

•

The contents of the earlier registration statements on Form S-8 relating to the 2014 ESPP, previously filed with the SEC on October 14, 2014 (File No. 333-199296), April  14, 2015 (File No. 333-203398), May  18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), March  23, 2018 (File No.  333-223894), March 7, 2019 (as amended by  Post-Effective Amendment No. 1 thereto filed on March  12, 2019 (File No. 333-230138)), March  12, 2020 (File No. 333-237136), and March  1, 2021 (File No. 333-253727);

•

our Annual Report on Form 10-K for the year ended December 31, 2021 which was filed with the SEC on March  29, 2022, including the information incorporated by reference therein by our proxy statement for our 2022 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2022, and August 11, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2022, June 6, 2022, June 16, 2022, and July 6, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July  28, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

All documents subsequently filed by the us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit Number	Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	10-K	001-36579	3.1	March 9, 2017

4.2	Amended and Restated Bylaws.	8-K	001-36579	3.1	June 29, 2020

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

99.1	Amended and Restated 2014 Employee Stock Purchase Plan.	10-Q	001-36579	10.4	August 11, 2022

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on August 11, 2022.

Adverum Biotechnologies, Inc.

By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Fischer and John Rakow, and each one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Laurent Fischer	President, Chief Executive Officer and Director	August 11, 2022
Laurent Fischer, M.D.	(Principal Executive Officer)

/s/ John Rakow	Acting Chief Financial Officer	August 11, 2022
John Rakow	(Principal Financial Officer)

/s/ Nancy Pecota	Principal Accounting Officer	August 11, 2022
Nancy Pecota

/s/ Patrick Machado	Chairman of the Board	August 11, 2022
Patrick Machado

/s/ Soo Hong	Director	August 11, 2022
Soo Hong

/s/ Mark Lupher	Director	August 11, 2022
Mark Lupher, Ph.D.

/s/ Rabia Gurses Ozden	Director	August 11, 2022
Rabia Gurses Ozden, M.D.

/s/ James Scopa	Director	August 11, 2022
James Scopa

/s/ Dawn Svoronos	Director	August 11, 2022
Dawn Svoronos

/s/ Reed Tuckson	Director	August 11, 2022
Reed Tuckson, M.D.

/s/ Scott Whitcup	Director	August 11, 2022
Scott Whitcup, M.D.